                                                                    Exhibit 4.5


                  [Each global security, whether or not an initial security, shall also bear the following legend on the face thereof:]

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.6 AND 3.7 OF THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                              ---------------------

               9-7/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B

                                                            CUSIP NO. __________

No. ________________                                        $___________________


                  Bally Total Fitness Holding Corporation, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of ______ United States dollars on October 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from October 7, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 in each year, commencing April 15, 1998 at the rate of 9-7/8% per annum, in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  This Series B Security was issued pursuant to the Exchange Offer pursuant to which the Company's 9-7/8% Senior Subordinated Notes due 2007, Series A (herein called the "Series A Securities") in like principal amount were exchanged for the Series B Securities. The Series B Securities rank pari passu in right of payment with the Series A Securities.

                  In addition, for any period in which the Series A Security exchanged for this Series B Security was outstanding, in the event that (a) the Exchange Offer Registration Statement was not filed with the SEC on or prior to the 30th day following the date of original issue of the Series A Security, (b) the Exchange Offer Registration Statement was not declared effective on or prior to the 90th day following the date of original issue of the Series A Security, or (c) the Exchange Offer was not consummated on or prior to the 120th day following the date of original issue of the Series A Security or a Shelf Registration Statement was not declared effective on or prior to the 120th day following the date of original issue of the Series A Security (or, a Shelf Registration Statement was required to be filed 30 days following a request by an Initial Purchaser) (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Series A Securities (except in the case of clause (c), in which case only the Series A Securities which have not been exchanged in the Exchange Offer) was increased by one-quarter of one percent (0.25%) per annum upon the occurrence of the Registration Default, which rate (as increased as aforesaid) will increase by an additional one-quarter of one percent (0.25%) each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate; provided that, to the extent interest at such increased interest rate has been paid or duly provided for with respect to the Series A Security, interest at such increased interest rate, if any, on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a),
(b) or (c) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business
Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be the Corporate Trust Office of the Trustee), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.


                                         BALLY TOTAL FITNESS HOLDING CORPORATION


                                         By:
                                            --------------------------------
                                         Title:
                                                ----------------------------



Attest:



--------------------------
    Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 9-7/8% Senior Subordinated Notes due 2007, Series B referred to in the within-mentioned Indenture.


                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee


                                      By:
                                         -------------------------------
                                                Authorized Signer

Dated:

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Security purchased by the Company pursuant to Section 10.12 or Section 10.13, as applicable, of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.12 or Section 10.13 as applicable, of the Indenture, state the amount (in original principal amount): $___________


Date:____________                     Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:________________________________

[Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

                  The form of the reverse of the Series B Securities shall be substantially as follows:



                     BALLY TOTAL FITNESS HOLDING CORPORATION
               9-7/8% Senior Subordinated Notes due 2007, Series B

                  This Security is one of a duly authorized issue of Securities of the Company designated as its 9-7/8% Senior Subordinated Notes due 2007, Series B (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount limited to $225,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of October 7, 1997, between the Company and First Trust National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Securities are subject to redemption at any time on or after October 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 15 of the years indicated below:


                                                 Redemption
      Year                                         Price
      ----                                       ----------

      2002......................................  104.938%
      2003......................................  103.292%
      2004......................................  101.646%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

                  If less than all of the Securities or Series A Securities are to be redeemed, the Trustee shall select the Securities and Series A Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                  Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer and in accordance with the procedures set forth in the Indenture.

                  In addition, at any time on or prior to October 15, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least $146,250,000 aggregate principal amount of Securities and Series A Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale (which proceeds are not used to permanently repay any Senior Indebtedness or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related or complementary thereto) exceeds a specified amount, the Company will be required to set aside such proceeds in a separate account pending an offer by the Company to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

                  In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The Securities are not entitled to the benefit of any sinking fund.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities and Series A Securities at the time Outstanding, on behalf of the Holders of all the Securities and Series A Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness of the Company whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  If this Series B Security is a U.S. Global Security, it is exchangeable for a Series B Security in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the U.S. Global Security if (x) the Depository notifies the Company that it is unwilling or unable to continue as depository for the U.S. Global Security and a successor depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series B Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

                  Series B Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.